OCTOBER 28, 2025 THIRD QUARTER 2025 FINANCIAL RESULTS Exhibit 99.3

1Edison International | Third-Quarter 2025 Earnings Call Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Insurance Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires; • the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel; • risks associated with the operation and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates and the impact of legislative actions on affordability; • ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan, its target energization times and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“); • risk that California Assembly Bill 1054 (“AB 1054“), California Senate Bill 254 (“SB 254”) or other new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial or contributing cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054 or SB 254, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

2Edison International | Third-Quarter 2025 Earnings Call Key Messages $2.16 Q3 2025 GAAP EPS $2.34 Q3 2025 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20282 Narrowed $5.95–6.20 2025 Core EPS Guidance1 Legislature passed SB 254, a key action supporting IOU financial stability; Phase 2 report due in April Eaton Fire confirmed as a “covered wildfire” by fund administrator for purposes of accessing fund Narrowed 2025 Core EPS1 guidance to $5.95–6.20 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on starting point of $5.84, which is the midpoint of the original 2025 EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction resulting from the TKM Settlement Agreement of 14¢ Continued confidence in delivering 5–7% Core EPS1 growth from 2025 to 2028 ($6.74–7.14)2 1 3 4 6 Continued strong regulatory progress: constructive GRC final decision; Woolsey settlement filed2 Refreshed capital and rate base projections — investments strongly support customer affordability5

SB 254 is a key action that demonstrates support for IOU financial stability and its importance for customer affordability…

Creates $18Bn fund with no upfront contribution[1]

Funded 50/50 by customers and IOUs

- **IOUs:** $300MM/year for 2029–2045
- *plus* $3.9Bn over 5 years if need determined by administrator[2]
- **Customers:** $900MM/year for 2036–2045

SCE share: 47.85% (~$145MM/year starting 2029)

New fund available **only for wildfires ignited after Sept. 19, 2025 (SB 254's effective date);** initial fund available only for wildfires ignited before effective date[1,3]

Enhances framework for liability cap, claims, and financing

Liability cap now based on year of ignition—improving certainty of amount—rather than year of disallowance

If Wildfire Fund[1] exhausted, IOU may issue securitized bonds to fund claims payments for covered wildfires ignited between Jan. 1, 2025, and Sept. 19, 2025[4]

Constructive for potential Eaton Fire losses

If required to reimburse new fund, IOU may **reduce reimbursement by amount of contributions paid**

Gives IOUs right of first refusal for subrogation claim sales for wildfires ignited after SB 254's effective date

Excludes $6Bn in wildfire capex from rate base

IOUs to securitize $6Bn of wildfire mitigation capital spending (SCE share: ~$2.9Bn)[5]

1. References to "Wildfire Fund" refer to the fund established under AB 1054 in 2019; "New fund" refers to the Continuation Account established under SB 254. Funding of the Continuation Account is dependent upon a determination by the fund administrator and CPUC authorization of extending customer charges
2. If the administrator winds up and terminates the account before the final installment payment is paid, IOUs shall provide one-half of the remaining unpaid installment payments as rate credits to its ratepayers
3. Any remaining value in the Wildfire Fund rolls over to the new fund after satisfying covered wildfires
4. Subject to CPUC approval; SB 254 was signed by the governor on September 19, 2025, which is the effective date of the bill
5. Based on the assumption that SCE's share will be determined according to its allocation of the IOU contributions to the Continuation Account

Edison International | Third-Quarter 2025 Earnings Call

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4Edison International | Third-Quarter 2025 Earnings Call …and requires evaluation of broad long-term reforms, recognizing new models necessary to equitably socialize risk Recognizes climate-driven natural catastrophe costs exceed what customers or shareholders can bear Broad reforms across numerous sectors and stakeholders needed in response to emerging climate- fueled economic crisis Solutions should ensure IOUs are accountable for safety and also have the financial health to attract low- cost capital on behalf of customers CEA to perform comprehensive assessment on new models or approaches The CEA’s report, due to the Legislature and Governor by April 1, 2026, shall include specific recommendations, including, but not limited to: Reduction of Wildfire Risk and Damage Ensuring Fair Compensation Equitable Risk Socialization • Additional wildfire mitigation measures and technology solutions to reduce risk of ignition and limit spread and damage • Options for enactment of programs to reduce the risk of wildfires spreading and becoming high-severity catastrophes • Options for reducing economic damage resulting from wildfires and potentially other catastrophic natural disasters • Financing, insurance, and other mechanisms to expedite recovery for communities impacted by natural catastrophes • Options for enactment of streamlined, low-cost mechanism to provide injured parties full compensation for damages resulting from wildfires • Impacts of reasonable limitations on changes to recoveries in wildfire litigation arising from ignitions caused by utility infrastructure • Accessibility and affordability of property insurance in California • Alternative structures to socialize risk of damage from natural catastrophes • Additional measures to benefit ratepayers through reducing costs caused by fiscal uncertainty while holding IOUs accountable for improving safety and reducing risk • Options for new models to complement or replace the fund

SCE and intervenors reach settlement agreement for Woolsey, which would authorize 35% cost recovery[1]

On September 19, 2025, SCE, Cal Advocates, EPUC, and SBUA filed a motion for approval of settlement agreement to recover ~$2.0 billion of ~$5.6 billion of losses[1]

Marks significant milestone and one step closer toward fully resolving 2017/2018 Wildfire/Mudslide Events

Result of constructive negotiations and benefits financial strength of the utility and reduces costs for customers, supporting long-term affordability

- Helps reduce excess financing costs to customers
- Improves credit metrics (Up to 90bps FFO-to-Debt benefit)
- Annualized interest expense benefit of ~18¢/share

Combined with the previously-approved settlement for TKM cost recovery, would result in recovery of 43%, or ~$3.6 billion, of 2017/2018 Wildfire/Mudslide Events costs above insurance and FERC recoveries

1. Subject to CPUC approval. Amounts refer to WEMA costs (claims and associated financing and legal expenses). Proposed settlement would authorize recovery of 35% of WEMA costs and 85% of CEMA costs

Edison International | Third-Quarter 2025 Earnings Call

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Resolution of legacy wildfires entering final stages: TKM settlement approved; Woolsey settlement pending approval

2017/2018 Wildfire/Mudslide Events Cost Recovery

	TKM (A.23-08-013)	Woolsey (A.24-10-002)
Value	~$1.6 billion *(Settlement value)[1]*	~$2.0 billion *(Proposed settlement value)[2]*
Next Steps	Targeting issuance of securitized bonds by end of 2025	Pending proposed decision
Avg. Residential Customer Cost[3]	~$1.04/month	~$1.24/month
	(vs. average bill of ~$193)	

Modeling Considerations

Core EPS: One-time benefit recorded upon CPUC approval; going forward, SCE realizes reduced interest expense

	One-time True-up	Ongoing Post-Decision
TKM	~30¢ *(Q1 2025)*	~14¢ *(annualized)*
Woolsey[2]	~44¢ *(Recognized in quarter of CPUC final decision)*	~18¢ *(annualized)*

Cash Flow: Securitization follows CPUC approval of financing order

- **TKM**: ~$1.6 billion expected by year-end 2025
- **Woolsey**: ~$2.0 billion expected mid-2026

Use of Proceeds:

- Offsets normal-course debt issuances as SCE reallocates outstanding debt for rate base growth

1. Approved TKM settlement authorizes recovery of 60% of WEMA costs (claims and associated financing and legal expenses) and 85% of CEMA costs
2. Subject to CPUC approval. Proposed settlement would authorize recovery of 35% of WEMA costs (claims and associated financing and legal expenses) and 85% of CEMA costs. Estimated one-time true-up is based on expected recoverable interest expense through December 31, 2025
3. For WEMA costs only. Estimated cost assuming securitization. Average bill shown is for non-CARE residential customers

Edison International | Third-Quarter 2025 Earnings Call

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CPUC's 2025 GRC decision provides foundation for growth through 2028

2025 base revenue of ~$9.7 billion	~92%	of request approved	*Represents ~$1.1 billion increase to fund critical grid investments for customers*
2026–2028 attrition year increases	~$500	million per year (avg.)	*Maintains two-part mechanism, with O&M tied to inflation*
Approves significant capital investment	91%	of request approved	*Provides strong visibility to achieving overall capital plan*
Continued support for grid hardening	1,865	additional miles	*Authorizes 212 miles of targeted undergrounding and 1,653 miles of covered conductor*
Grid upgrades for load growth	~$680	million per year (avg.)[1]	*Approves capex for load growth and TE demand plus memo account for incremental spend*
System average rate (SAR)[2]	29.3¢	per kWh	*Continues 15+ year track record of having lowest SAR among major California IOUs*

- **Advances investments in reliable, resilient, and ready grid for customers**
- **Underpins total 4-year capital plan of $28–29 billion (2025–2028)**
- **Drives 7–8% rate base CAGR**
- **Reaffirms outlook of 2–3% system average rate CAGR[3]**

1. Amount shown reflects authorized capital expenditures
2. System average rate as of October 1, 2025, reflecting implementation of GRC and other items. Includes the reduction that customers experience as the result of applying greenhouse gas (GHG) credits
3. CAGR based on starting point of estimated average 2025 system average rate (including GHG credits) of 26.9 cents/kWh. Incorporates 2025 GRC final decision, SCE's current capital plan, TKM settlement, Woolsey proposed settlement pending CPUC approval, and forecast of purchased power costs. Forecast subject to change. Actual rate growth may vary based on changes in market prices, variability in sales and collections, timing of regulatory decisions, and other factors

Edison International | Third-Quarter 2025 Earnings Call

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8Edison International | Third-Quarter 2025 Earnings Call Key SCE EPS Drivers Higher revenue 1.12$ Higher O&M (0.02) Higher depreciation (0.25) Lower property and other taxes 0.02 Lower interest expense 0.01 Lower other income (0.01) Income taxes (0.04) Div on preference stock 0.01 Total core drivers 0.84$ Non-core items - Total 0.84$ Total core drivers (0.01)$ Non-core items — Total (0.01)$ EIX EPS Q3 2025 Q3 2024 Variance Basic Earnings Per Share (EPS) SCE 2.40$ 1.56$ 0.84$ EIX Parent & Other (0.24) (0.23) (0.01) Basic EPS 2.16$ 1.33$ 0.83$ Less: Non-core Items1 SCE (0.18)$ (0.18)$ —$ EIX Parent & Other — — — Total Non-core Items (0.18)$ (0.18)$ —$ Core Earnings Per Share (EPS) SCE 2.58$ 1.74$ 0.84$ EIX Parent & Other (0.24) (0.23) (0.01) Core EPS 2.34$ 1.51$ 0.83$ Third Quarter Earnings Summary 1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix Note: Diluted earnings were $2.16 and $1.32 per share for the three months ended September 30, 2025 and 2024, respectively In September 2025, the CPUC approved a final decision on the 2025 GRC Third-quarter 2025 Core EPS increased year over year, primarily due to:  SCE: Higher revenue from the 2025 GRC final decision  EIX Parent and Other: Higher interest expense Takeaways

EIX narrows 2025 Core EPS guidance to $5.95–6.20

EIX 2025 Core Earnings Per Share Guidance Range

	2025 YTD	2025 Guidance
SCE EPS	5.42	7.00–7.15
EIX Parent and Other	(0.74)	(1.05)–(0.95)
EIX Consolidated Core EPS	**$4.68**	**$5.95–6.20**
Share Count (in millions)	*385*	*385*

2025 Modeling Considerations

SCE drivers include:

- AFUDC
- Regulatory application decisions (e.g., TKM, WMCE, WMVM)
  - SCE 2025 EPS includes ~30¢ one-time true-up for past TKM interest expense
  - Other regulatory decisions contribute ~10¢ of prior-year true-ups
- Reflects TKM interest expense benefit of ~14¢

EIX Parent drivers include:

- Interest expense and preferred dividends
- Potential costs associated with early refinancing of preferred equity

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

Edison International | Third-Quarter 2025 Earnings Call

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Refreshed 4-year outlook reflects meeting customer needs and confidence in delivering on long-term targets

	Prior		Refreshed
System Average Rate CAGR	~2.6% (2024–2028)	Reaffirmed	**~2–3%** (2025–2028)[1]
4-Year Capital Plan	$27–32 Bn (2025–2028)	Narrowed	**$28–29 Bn** (2025–2028)
Rate Base CAGR	6–8% (2023–2028)	Reaffirmed	**7–8%** (2024–2028)
2025 Core EPS[2]	$5.94–6.34	Narrowed	**$5.95–6.20**
2025–2028 Core EPS CAGR[3]	5–7% (off $5.84)	Reaffirmed	**5–7%** **(off $5.84)**
Annual Equity Needs[4]	~$100 MM	Reduced	**$0**

1. CAGR based on starting point of estimated average 2025 system average rate (including GHG credits) of 26.9 cents/kWh. Incorporates 2025 GRC final decision, SCE's current capital plan, TKM settlement, Woolsey proposed settlement pending CPUC approval, and forecast of purchased power costs. Forecast subject to change. Actual rate growth may vary based on changes in market prices, variability in sales and collections, timing of regulatory decisions, and other factors
2. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
3. Compound annual growth rate (CAGR) based on starting point of $5.84, which is the midpoint of the original 2025 EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction resulting from the TKM Settlement Agreement of 14¢
4. Financing plan is subject to change

Edison International | Third-Quarter 2025 Earnings Call

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11Edison International | Third-Quarter 2025 Earnings Call 2025–2028 Capital Expenditures Plan1 Four-year capex plan of ~$28–$29 billion to strengthen reliability, resilience, and readiness to meet customer needs Capital Expenditures, $ in Billions 1. Forecast includes amounts approved in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate annual updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations Incremental long-term capital deployment opportunities to serve customers 1. Advanced Metering Infrastructure (est. filing 1Q26) 2. CAISO-awarded FERC transmission projects 2029+ $2bn+ $2bn+ 6.3 6.5 6.8 6.6 0.5 0.8 0.9 0.9 $6.8 $7.3 $7.7 $7.5 2025 2026 2027 2028Range Case2 $6.6 $7.1 $7.5 $7.3 CPUC FERC

12Edison International | Third-Quarter 2025 Earnings Call 35.4 40.0 42.8 46.3 49.2 7.4 7.4 7.6 8.0 8.3 $42.8 $47.4 $50.4 $54.3 $57.5 2024 2025 2026 2027 2028 Projected 7–8% rate base growth with upside driven by investments to enable customer-driven load growth CPUC FERC ~8% CAGR 2024–2028 Range Case1 (Recorded) $47.2 $49.9 $53.6 $56.5 1. Range Case rate base reflects only changes in forecast capital expenditures 2024–2028 SCE Rate Base Weighted Average Rate Base, $ in Billions Incremental long-term capital deployment opportunities to serve customers 1. Advanced Metering Infrastructure (est. filing 1Q26) 2. CAISO-awarded FERC transmission projects 2029+ $2bn+ $2bn+

13Edison International | Third-Quarter 2025 Earnings Call EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing no equity needs 1. For 2025, represents the midpoint of the original 2025 Core EPS guidance range for $5.50–5.90 plus run-rate interest expense reduction of 14¢ and one-time true up for past interest expense of 30¢ associated with TKM Settlement Agreement 2. Financing plan is subject to change. Incorporates expected TKM and Woolsey securitizations 3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors 4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt $5.84 $6.14 $6.74–7.14 Original 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 5–7% CAGR 2025–2028 EIX consolidated financing plan2 $ in Billions (excluding one-time TKM settlement true-up) (Includes interest expense impact from TKM and Woolsey settlements) Uses Sources Capital Plan $28–29 Dividends3 $6–7 Net cash provided by operating activities $26–28 Incremental Debt2,4 $7–9

1 FAQs: 2025 Guidance and 2025–2028 Core EPS Growth

1) Why is the implied midpoint of the narrowed 2025 core EPS guidance range lower?

- Solely related to ~10¢ of one-time costs associated with expected early refinancing of EIX preferred equity before year-end.

2) Rate base from the GRC is lower, but EPS growth is unchanged. What are the key considerations?

- The GRC final decision authorized rate base aligned with the low end of our prior guidance.
- On the positive side, we have incorporated capex from the NextGen ERP program, the annual interest benefit from the Woolsey settlement, and improved credit metrics, resulting in optimized financing and no equity need.
- This also factors in the expected loss of equity return on SB 254 excluded capital expenditures.

3) How should we think about the core EPS growth trajectory through 2028?

- Consistent with our practice, we will provide guidance for individual years on 4Q earnings calls.
- We are confident in our 5–7% CAGR, keeping the same baseline of $5.84 for 2025 (original guidance midpoint + TKM ongoing interest benefit). This translates to $6.74–7.14 for 2028, which is inclusive of the ongoing Woolsey interest benefit.
- Core EPS in any year is impacted by the rate of spend on GRC-approved programs, non-GRC applications, regulatory decisions, and other financial variables.

Edison International | Third-Quarter 2025 Earnings Call
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15Edison International | Third-Quarter 2025 Earnings Call FAQs: 2025 Guidance and 2025–2028 Core EPS Growth (continued) 1 4) What factors could enable you to hit the high end of the 5–7% core EPS CAGR guidance for 2025–2028? • Delivering on the high end of SCE’s rate base forecast is a key starting point. • Continued execution leading to better-than-authorized operational results (e.g., efficiencies and other initiatives). • Incremental capital spending tracked in GRC-approved memo accounts. • Capital spending at the CPUC on programs not included in our forecast. • Increase in authorized ROE from current levels at the CPUC and FERC. • Improved financing environment (e.g., lower interest rates, tighter credit spreads). 5) Do you expect what you used to call “operational variances” to be a bigger contributor to earnings growth? • No. • Rate base will continue to be the key driver of our earnings. Variances in actual results vs. authorized are part and parcel of how we manage our business. • We expect to continue to generate cost efficiencies for customers. The benefit of intra-cycle efficiencies remains with the company and are passed along to customers in the next GRC application. SCE has a long-standing reputation for being an excellent operator and having the lowest system average rate among major IOUs in the state.

2 FAQs: Capital and Rate Base

6) What are the primary drivers of the lower 2025–2028 rate base forecast vs. the prior forecast?

- Our refreshed rate base projections primarily reflect updating for the GRC final decision (91% of capex was approved), NextGen ERP application, and other non-GRC forecast updates.
- The largest GRC-related reductions to our rate base forecast from the previously-disclosed forecast by 2028 are:
  - ~$1.7 billion of reduced targeted undergrounding
  - ~$1 billion lower non-capital-related component of rate base
- Various other GRC reductions, as well as non-GRC, and FERC updates reduced the 2028 projection by ~$1.3 billion. The NextGen ERP project helps offset by contributing ~$1 billion of rate base by 2028.

7) How much SB 254 capex is embedded in your capital forecast?

- We currently expect to spend ~$500–700 million during the 2026–2028 period.
- Our refreshed capex forecast includes this spending. It is excluded from our rate base projections because SB 254 prohibits the inclusion of it in SCE's equity rate base.

Edison International | Third-Quarter 2025 Earnings Call

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17Edison International | Third-Quarter 2025 Earnings Call FAQs: ROE and Financing Plan3 9) How can you finance your growth without issuing equity? 10) What is your current thinking on addressing the preferred securities at the parent? • Our FFO-to-debt metric has substantially strengthened from the TKM and Woolsey cost recoveries. • Over the past several years, our equity needs to support rate base growth have been minimal. • We issued equity content securities ($2 billion of preferred equity and $950 million of junior subordinated notes in 2021 and 2023) to support our credit metrics, primarily due to TKM/Woolsey-related settlements. • With TKM securitization proceeds expected by year end 2025 and Woolsey approximately a year later, our FFO/Debt ratio should be comfortably within our targeted 15–17% range without issuing equity. • The two preferred equity series reset in March 2026 and March 2027. • We are looking at cost-efficient options for early refinancing. 8) What CPUC ROE is built into your guidance? • Our core EPS growth guidance incorporates a range of potential outcomes around the current 10.33%. • SCE is awaiting a proposed decision in the 2026 cost of capital proceeding, which will authorize SCE’s CPUC ROE for 2026–2028.

SCE's load growth driven by economywide trends with broad customer and climate benefits

SCE's diverse and durable drivers of demand…

Transportation Electrification
Rapid growth potential supported by strong CA EV sales, fleet electrification, and public charging

+

Residential
New housing development and population growth, partially offset by solar adoption

+

Commercial & Industrial
High-tech warehouses, data centers, and building electrification

=

Clean load growth supporting both affordability and decarbonization

…expected to result in sustained load growth

Near-term *(2025–2028)* — **~1–3%** annual sales growth

Mid-term *(By 2035)* — **~40–50%** cumulative sales growth[1]

Long-term *(By 2045)* — **~100%** cumulative sales growth[1]

1. Relative to 2025

Edison International | Third-Quarter 2025 Earnings Call
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Rate base and EPS growth aligned with grid safety, reliability and customer affordability

5–7% Core EPS CAGR[1] 2025–2028	Underpinned by strong rate base growth of 7–8% $28–29 billion 2025–2028 capital program
~6% current dividend yield[2]	21 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 40–50% load growth by 2035 and nearly doubling by 2045[3]

1. Compound annual growth rate (CAGR) based the midpoint of the original 2025 Core EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction resulting from the TKM Settlement Agreement of 14¢
2. Based on EIX stock price on October 27, 2025
3. Relative to 2025

Edison International | Third-Quarter 2025 Earnings Call

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ADDITIONAL INFORMATION

Year-To-Date Earnings Summary

	YTD 2025	YTD 2024	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 7.62	$ 3.09	$ 4.53
EIX Parent & Other	(0.84)	(0.64)	(0.20)
Basic EPS	**$ 6.78**	**$ 2.45**	**$ 4.33**
Less: Non-core Items[1]			
SCE	$ 2.20	$ (1.43)	$ 3.63
EIX Parent & Other	(0.10)	—	(0.10)
Total Non-core Items	**$ 2.10**	**$ (1.43)**	**$ 3.53**
Core Earnings Per Share (EPS)			
SCE	$ 5.42	$ 4.52	$ 0.90
EIX Parent & Other	(0.74)	(0.64)	(0.10)
Core EPS	**$ 4.68**	**$ 3.88**	**$ 0.80**

Key SCE EPS Drivers	
Higher revenue	$ 1.38
Higher O&M	(0.17)
Higher depreciation	(0.44)
Higher property and other taxes	(0.02)
Lower interest expense	0.30
Lower other income	(0.11)
Income taxes	(0.11)
Div on preference stock	0.07
Total core drivers	$ 0.90
Non-core items[1]	3.63
Total	$ 4.53

EIX EPS	
Total core drivers	$ (0.10)
Non-core items[1]	(0.10)
Total	$ (0.20)

Takeaways

In September 2025, the CPUC approved a final decision on the 2025 GRC.

Year-to-date 2025 Core EPS increased year over year, primarily due to:

- ▲ SCE: Higher revenue from the 2025 GRC final decision, benefit to interest expense related to cost recoveries authorized under the TKM Settlement Agreement, partially offset by net impact of regulatory decisions in each period
- ▼ EIX Parent and Other: Higher interest expense

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

Note: Diluted earnings were $6.76 and $2.44 per share for the nine months ended September 30, 2025 and 2024, respectively

Edison International | Third-Quarter 2025 Earnings Call

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EIX reaffirms 2028 Core EPS guidance of $6.74–7.14, representing 5–7% growth from 2025[1]

EIX 2028 Core Earnings Per Share Guidance Range

	2028 Guidance
SCE EPS	7.89–8.19
EIX Parent and Other	(1.15)–(1.05)
EIX Consolidated Core EPS	**$6.74–7.14**
Share Count (in millions)	*385*

2028 Modeling Considerations

SCE Rate Base	$56.5–57.5 billion
Rate Base Mix	~86% CPUC / ~14% FERC
Cost of Capital	Range of outcomes around current 10.33% CPUC ROE; 10.30% FERC ROE
Equity Ratios	52% @ CPUC; 47.5% @ FERC
TKM & Woolsey Interest Benefit	~32¢ annual benefit
Wildfire Debt (SCE)	5.3% weighted average portfolio; incorporates current yield curve, maturities, and financing assumptions
EIX Parent Debt	5.4% weighted average portfolio; incorporates current yield curve, maturities, and financing assumptions

1. Compound annual growth rate (CAGR) based the midpoint of the original 2025 Core EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction resulting from the TKM Settlement Agreement of 14¢

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

Edison International | Third-Quarter 2025 Earnings Call

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Key Takeaways of Woolsey Cost Recovery Settlement Agreement

Authorized Amounts	**35%** of claims, financing, and legal costs (~$2 billion WEMA recovery) **85%** of restoration costs (~$70 million CEMA recovery)
Permanent Capital Structure Exclusion	Permanently exclude after-tax charges to equity and associated debt from SCE's CPUC regulatory capital structure
Cost Recovery	SCE will file separate application seeking approval to recover authorized WEMA amounts through issuance of securitized bonds CEMA amounts will be recovered through normal course recovery (i.e., rate base)
Next Steps	Awaiting proposed decision SCE anticipates final decision late this year or early 2026 Following approval, separate application to issue securitized bonds expected to take 6 months for CPUC approval; SCE anticipates proceeds received by mid-2026[1]

1. Assuming securitization approved

Edison International | Third-Quarter 2025 Earnings Call

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Fewer major regulatory applications in coming years increases visibility to financial outlook

✓ = Final Decision Received

Application	2025	2026	2027	2028	*Next Steps*
General Rate Cases (A.23-05-010)	✓		◆ *File 2029 GRC*		*n/a*
TKM Cost Recovery; Financing (A.23-08-013; A.25-04-021)	✓ ✓				*n/a*
2023 WMCE (A.24-04-005)	✓	◆ *File 2024 WMCE*			*n/a*
2022 WMVM (A.23-10-001)	✓				*n/a*
Cost of Capital (A.25-03-012)				◆ *File 2029 CoC*	*Awaiting PD*
Woolsey Cost Recovery (A.24-10-002)					*Awaiting PD*
NextGen ERP (A.25-03-009)					*Meet and confer by Nov. 5*
AMI 2.0 (Not yet filed)		◆ *File standalone application*			*Plan to file in Q1 2026*

Edison International | Third-Quarter 2025 Earnings Call

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Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

~$6.0 billion
memo account recovery 2021– Q3 2025[1]

~$1.6 billion
securitizations of AB 1054 capex completed

~$5.3 billion
remaining recoveries through 2027

Remaining GRC and Wildfire-related Application Recoveries

$ in Millions

Approved Applications

Application / Account	Balance @ Sept. 30, '25	Recovery Through	Remaining Rate Recovery by Year: Q4 2025	2026	2027
✓ TKM Securitization	1,627	n/a	1,627	–	–
✓ 2025 GRC (Jan–Sept. '25)	902	Sept. '27	113	451	338
✓ WMCE	416	Sept. '26	104	312	–
✓ 2022 WM/VM	199	Feb. '26	72	128	–
✓ CSRP Track 1	25	Dec. '25	25	–	–
✓ Various others	101	Varies	57	44	–
Total	**3,271**		**1,998**	**934**	**338**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2,3,4]	Expected Amort.[2]	Expected Rate Recovery by Year[3]: Q4 2025	2026	2027
Woolsey Securitization	2,000	n/a	–	2,000	–
Woolsey CEMA	45	12 months	–	26	19
Total Including Securitization	**2,045**		**–**	**2,026**	**19**

1. Includes ~$1.6 billion recovered through securitization of AB 1054 capital expenditures
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval. For Woolsey securitization, amount reflects costs recovered upfront. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate.
4. Amount shown for Woolsey CEMA, and estimated Woolsey Securitization, represents eligible recovery per settlement agreement with intervenors, which will be authorized upon commission approval. Woolsey Securitization estimate will be further refined as timing and costs of securitization transaction are evaluated.

Note: Numbers may not add due to rounding

Edison International | Third-Quarter 2025 Earnings Call

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Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Net Income (Loss) Available to Edison International, $ in Millions

	Q3 2025	Q2 2024	2025	2024
SCE	$ 925	$ 602	$ 2,935	$ 1,190
EIX Parent & Other	(93)	(86)	(324)	(246)
Basic Earnings	**$ 832**	**$ 516**	**$ 2,611**	**$ 944**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events (claims and expenses), net of recoveries	(3)	(7)	1,334	(485)
Other Wildfire Events (claims and expenses), net of recoveries	(2)	(3)	4	(124)
Wildfire Insurance Fund expense	(36)	(36)	(108)	(109)
Net charges related to disallowed historical capital expenditures in SCE's 2025 GRC decision	(76)	—	(76)	—
Severance costs, net of recovery	—	(44)	—	(44)
Income tax benefit (expense)[1]	48	25	(307)	213
Subtotal SCE	***(69)***	***(65)***	***847***	***(549)***
EIX Parent & Other				
Wildfire claims insured by EIS	—	(1)	(50)	(2)
Income tax benefit[1]	—	—	11	—
Subtotal EIX Parent & Other	***—***	***(1)***	***(39)***	***(2)***
Less: Total non-core items	**$ (69)**	**$ (66)**	**$ 808**	**$ (551)**
SCE	994	667	2,088	1,739
EIX Parent & Other	(93)	(85)	(285)	(244)
Core Earnings	**$ 901**	**$ 582**	**$ 1,803**	**$ 1,495**

1. SCE non-core items are tax-affected at an estimated statutory rate of approximately 28%; wildfire claims insured by EIS are tax-affected at the federal statutory rate of 21%

Edison International | Third-Quarter 2025 Earnings Call

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International[1]

	Q3 2025	Q3 2024	2025	2024
Basic EPS	**$ 2.16**	**$ 1.33**	**$ 6.78**	**$ 2.45**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events (claims and expenses), net of recoveries	(0.01)	(0.02)	3.47	(1.26)
Other Wildfire Events (claims and expenses), net of recoveries	(0.01)	(0.01)	0.01	(0.32)
Wildfire Insurance Fund expense	(0.09)	(0.09)	(0.28)	(0.28)
Net charges related to disallowed historical capital expenditures in SCE's 2025 GRC decision	(0.20)	—	(0.20)	—
Severance costs, net of recovery	—	(0.11)	—	(0.11)
Income tax (expense) benefit[2]	0.13	0.05	(0.80)	0.54
Subtotal SCE	***(0.18)***	***(0.18)***	***2.20***	***(1.43)***
EIX Parent & Other				
Wildfire claims insured by EIS	—	—	(0.13)	—
Income tax benefit[2]	—	—	0.03	—
Subtotal EIX Parent & Other	**—**	**—**	***(0.10)***	**—**
Less: Total non-core items	***(0.18)***	***(0.18)***	***2.10***	***(1.43)***
Core EPS	**$ 2.34**	**$ 1.51**	**$ 4.68**	**$ 3.88**

1. EPS is based on weighted-average share count of 385 million for both 2025 and 2024
2. SCE non-core items are tax-affected at an estimated statutory rate of approximately 28%; wildfire claims insured by EIS are tax-affected at the federal statutory rate of 21%

Edison International | Third-Quarter 2025 Earnings Call

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28Edison International | Third-Quarter 2025 Earnings Call Low High Basic EIX EPS $8.05 $8.30 Total Non-Core Items1 (2.10) (2.10) Core EIX EPS $5.95 $6.20 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2025 EPS Available to Edison International

29Edison International | Third-Quarter 2025 Earnings Call Use of Non-GAAP Financial Measures EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Edison International's earnings and basic earnings per share (EPS) are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (loss) internally for financial planning and for analysis of performance. Core earnings (loss) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (loss) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (loss) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation.